Immediate Release

Michael Whitlow

(804) 788-6116

Laura Ruiz

(804) 788-6005

Albemarle Reports Second Quarter Results

Richmond, Va., July 22 — Albemarle Corporation (NYSE: ALB) reported second-quarter 2004 earnings of $21.1 million or 50 cents per share on a diluted basis, excluding a $.6 million pre-tax special charge, equivalent to approximately one cent per diluted share. Including the special item, Albemarle’s second-quarter 2004 net income was $20.8 million or 49 cents per share on a diluted basis. See reconciliation below. Included in Albemarle’s second-quarter 2004 results is $2.9 million of realized foreign exchange hedging gains ($1.8 million after income taxes, or four cents per share on a diluted basis) associated with the Company’s planned acquisition of Akzo Nobel’s refinery catalyst business.

Albemarle’s earnings for second-quarter 2003 were $17.0 million or 40 cents per diluted share, excluding a 16 cents per diluted share benefit related to the reversal of income tax reserves for closed tax years. Including special items, Albemarle’s second-quarter 2003 net income was $23.7 million or 56 cents per diluted share. See reconciliation below.

Second-quarter 2004 net sales of $326.8 million were up over 20 percent or $54.9 million over reported second-quarter 2003 net sales, due primarily to contributions made by the Company’s 2003 acquisitions, volume growth in key flame retardant products and the effects of foreign exchange, offset in part due to withdrawal from the zeolite business in the 2004 first quarter.

Six-months’ 2004 net income and diluted earnings per share were $37.6 million or 89 cents per diluted share in 2004 compared to $33.7 million or 80 cents per diluted share in 2003 excluding the impact of special items. Six-month 2004 results include $5.1 million ($3.2 million after income taxes or 8 cents per diluted share) in special items related to the closure of the zeolite business. Six-month 2003 results included the positive impact of income tax settlements and tax reserve adjustments totaling 33 cents per diluted share in addition to a charge for the cumulative effect of a change in an accounting principle related to SFAS No. 143 (five cents per diluted share). Including special items six-months’ 2004 net income and diluted earnings per share were $34.4 million or 81 cents per share, down from $45.3 million or $1.07 per diluted share for the first six months of 2003.

Sales for the first six months of 2004 were $648.8 million, up $110.2 million or approximately 20 percent over the first six months of 2003. The increase in sales was primarily due to contributions made by the Company’s 2003 acquisitions, volume growth in key flame retardant products and the effects of foreign exchange, offset in part due to the withdrawal from the zeolite business in the 2004 first quarter.

Average common shares used to compute second-quarter and six-months 2004 diluted earnings per share were 42,282,000 and 42,241,000 up from 42,046,000 and 42,166,000, respectively, for the corresponding periods in 2003 due to the exercise of stock options.

As required by Regulation G and related SEC reporting requirements, reconciliation of the material non-GAAP financial measures used in the company’s most recent earnings release or in certain other public announcements by or on behalf of the Company and the most directly comparable GAAP financial measures is included in the tables below. Certain amounts and percentages do not recalculate due to rounding. Please refer to Disclosure of Non-GAAP Financial Measures on our website: www.Albemarle.com for a description of non-GAAP financial measures used by the Company. Selected GAAP/Non-GAAP Reconciliation Data for the Periods Ended June 30, 2004 and 2003, respectively:

In thousands except per-share amounts	Second Quarter Ended June 30, 2004				Second Quarter Ended June 30, 2003
	As Reported	Special Items *		Excluding Special Items	As Reported	Special Items *		Excluding Special Items
Net sales	$326,759	$—		$326,759	$271,823	$—		$271,823

Cost of goods sold	(260,331)	—		(260,331)	(211,591)	—		(211,591)

Special items	(550)	550	(b)	—	—	—		—
Selling, general and administrative expenses (including FAS No.2 R&D)	(37,737)	—		(37,737)	(33,856)	—		(33,856)

Operating profit	28,141	550	(b)	28,691	26,376	—		26,376

Other income(expense), net	1,343	—		1,343	(1,573)	(195	) (d)	(1,768)

Income before income taxes	29,484	550		30,034	24,803	(195)		24,608

Income tax expense	(8,716)	(200	) (b)	(8,916)	(1,069)	(6,529	) (d)	(7,598)

Net income	$20,768	$350		$21,118	$23,734	$(6,724)		$17,010

Diluted earnings per share	$0.49	$0.01		$0.50	$0.56	$(0.16)		$0.40

*	See footnotes below

	Six Months Ended June 30, 2004				Six Months Ended June 30, 2003
	As Reported	Special Items *		Excluding Special Items	As Reported	Special Items *		Excluding Special Items
Net sales	$648,768	$—		$648,768	$538,562	$—		$538,562

Cost of goods sold	(521,556)	—		(521,556)	(419,788)	—		(419,788)

Special items	(5,057)	5,057	(b)	—	—	—		—
Selling, general and administrative expenses (including FAS No.2 R&D)	(72,670)	—		(72,670)	(66,424)	—		(66,424)

Operating profit	49,485	5,057	(b)	54,542	52,350	—		52,350

Other income(expense), net	(1,299)	—		(1,299)	663	(4,308	)(d)	(3,645)

Income before income taxes and cumulative effect	48,186	5,057	(b)	53,243	53,013	(4,308	)(d)	48,705

Income tax expense	(13,811)	(1,836	) (b)	(15,647)	(5,492)	(9,508	)(d)	(15,000)

Income before cumulative effect	34,375	3,221	(b)	37,596	47,521	(13,816	)(d)	33,705

Cumulative effect, net of taxes	—	—		—	(2,220)	2,220	(e)	—

Net income	$34,375	$3,221		$37,596	$45,301	($11,596)		$33,705

Diluted earnings per share	$0.81	$0.08		$0.89	$1.07	$(0.27)		$0.80

*	See footnotes below

Mark C. Rohr, President and CEO of Albemarle Corporation, commented, “Polymer Chemicals prospects continue to improve with the recovering economy, and we are pleased with the volumes we are seeing in our business. Second-quarter 2004 represents the fourth consecutive quarter of record sales for this segment at a growth rate of close to 8% per quarter. Second quarter profit, up 33% from last year, was the highest in three years since the economic downturn hit in fourth-quarter 2000.”

“In the Fine Chemicals segment,” Rohr said, “our results are lower because of our first quarter decision to exit our zeolite business. Our team has done a very good job of repositioning the Fine Chemicals business, achieving sales at a similar level to last year’s quarter. We continue to develop new products, and are excited about the prospects in our diverse fine chemicals portfolio.”

The Company also announced on July 16 that it expects to complete the acquisition of Akzo Nobel’s refinery catalyst business for 615.7 million euros (approximately $763 million) in cash on July 31, 2004 or, in any event, by the end of the third quarter of 2004. The acquisition will add a third catalyst segment to the polymer and fine chemicals segments Albemarle reports currently. The new segment will comprise about 30% of the Company’s sales, polymer additives will account for approximately 40% and fine chemicals will provide about 30% of the sales following the acquisition.

Some of the information presented in the accompanying communication may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on the Company’s current expectations, which are in turn based on the Company’s reasonable assumptions within the bounds of its knowledge of its business and operations. There can be no assurance, however, that the Company’s actual results will not differ materially from the results and expectations in the forward-looking statements. Factors that could cause actual results to differ materially include, without limitation, the timing of orders received from customers, the gain or loss of significant customers, competition from other manufacturers, changes in the demand for the Company’s products, increases in the cost of products, increases in the cost of energy and raw materials (notably ethylene, chlorine and natural gas), changes in the Company’s markets in general, fluctuations in foreign currencies, changes in new product introductions resulting in increases in capital project requests and approvals leading to additional capital spending, changes in laws and regulations, unanticipated claims or litigation, the inability to obtain current levels of product or premises liability insurance or the denial of such coverage, political unrest affecting the global economy, changes in accounting standards, the closing of the Akzo Nobel refinery catalyst acquisition and the successful integration of the refinery catalyst business into the Company’s operations. The Company assumes no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

A more comprehensive discussion of the Company’s performance will be available on Albemarle’s Web Page at www.albemarle.com on July 22, following a conference call at 2:00 PM Eastern Daylight Time.

Albemarle Corporation, headquartered in Richmond, Virginia, is a leading producer of specialty chemicals for consumer electronics; pharmaceuticals; agricultural, automotive and industrial products; and construction and packaging materials. The Company’s two business segments, Polymer Chemicals and Fine Chemicals — which includes custom manufacturing services for the life sciences market — serve customers in more than 100 countries, generating annual revenue of approximately $1.2 billion. Learn more about Albemarle at www.albemarle.com.

Albemarle Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(In thousands except per-share amounts) (Unaudited)

	Second Quarter Ended June 30
	2004		2003
Net sales	$326,759		$271,823
Cost of goods sold (a)	260,331		211,591

Gross profit	66,428		60,232
Selling, general and administrative expenses	32,649		29,435
Research and development expenses	5,088		4,421
Special item	550	(b)	—

Operating profit	28,141		26,376
Interest and financing expenses	(1,359)		(1,257)
Other income (expense), net including minority interest	2,702	(c)	(316	)(d)

Income before income taxes	29,484		24,803
Income taxes	8,716		1,069	(d)

Net income	$20,768		$23,734

Basic earnings per share:
Net income	$0.50		$0.58

Shares used to compute basic earnings per share	41,538		41,208

Diluted earnings per share:
Net income	$0.49		$0.56

Shares used to compute diluted earnings per share	42,282		42,046

See accompanying notes to the consolidated financial statements following the balance sheets.

Albemarle Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(In thousands except per-share amounts) (Unaudited)

	Six Months Ended June 30
	2004		2003
Net sales	$648,768		$538,562
Cost of goods sold (a)	521,556		419,788

Gross profit	127,212		118,774
Selling, general and administrative expenses	63,003		57,061
Research and development expenses	9,667		9,363
Special items	5,057	(b)	—

Operating profit	49,485		52,350
Interest and financing expenses	(2,918)		(2,594)
Other income, net including minority interest	1,619	(c)	3,257	(d)

Income before income taxes and cumulative effect of a change in accounting principle, net	48,186		53,013
Income taxes	13,811		5,492	(d)

Income before cumulative effect of a change in accounting principle, net	34,375		47,521
Cumulative effect of a change in accounting principle, net	—		(2,220	)(e)

Net income	$34,375		$45,301

Basic earnings per share:
Income before cumulative effect of a change in accounting principle	$0.83		$1.15
Cumulative effect of a change in accounting principle, net	—		(0.05	)(e)

Net income	$0.83		$1.10

Shares used to compute basic earnings per share	41,451		41,352

Diluted earnings per share:
Income before cumulative effect of a change in accounting principle	$0.81		$1.12
Cumulative effect of a change in accounting principle, net	—		(0.05	)(e)

Net income	$0.81		$1.07

Shares used to compute diluted earnings per share	42,241		42,166

See accompanying notes to the consolidated financial statements following the balance sheets.

Albemarle Corporation and Subsidiaries

Consolidated Summary of Segment Results

(In thousands) (Unaudited)

	Second Quarter Ended June 30
	2004	2003		2004	2003
	Revenues	Income		Revenues	Income
Polymer Chemicals	$204,292	$24,921		$150,128	$18,750
Fine Chemicals	122,467	11,091		121,695	13,575

Segment totals	$326,759	36,012	(a,b)	$271,823	32,325	(a)

Corporate and other expenses		(7,871	)(a)		(5,949	)(a)

Operating profit		28,141			26,376

Interest and financing expenses		(1,359)			(1,257)

Other income (expense), net including minority interest		2,702	(c)		(316	)(d)

Income before income taxes		$29,484			$24,803

	Six Months Ended June 30
	2004	2003		2004	2003
	Revenues	Income		Revenues	Income
Polymer Chemicals	$399,675	$46,264		$297,356	$35,099

Fine Chemicals	249,093	16,382		241,206	27,862

Segment totals	$648,768	62,646	(a,b)	$538,562	62,961	(a)

Corporate and other expenses		(13,161	)(a)		(10,611	)(a)

Operating profit		49,485			52,350

Interest and financing expenses		(2,918)			(2,594)

Other income, net including minority interest		1,619	(c)		3,257	(d)

Income before income taxes and cumulative effect of a change in accounting principle, net		$48,186			$53,013

See accompanying notes to the consolidated financial statements following the balance sheets.

Albemarle Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands of dollars) (Unaudited)

	Six Months Ended June 30
	2004	2003
Cash and cash equivalents at beginning of year	$35,173	$47,784

Cash flows from operating activities:
Net income	34,375	45,301
Cumulative effect of a change in accounting principle, net (e)	—	2,220

Income before cumulative effect of a change in accounting principle, net	34,375	47,521
Adjustments to reconcile net income before cumulative effect of a change in accounting principle to cash flows from operating activities:
Depreciation and amortization	42,962	40,779
Working capital changes, net of the effects of acquisitions	20,037	7,128
Increase in income tax receivable (d)	—	(11,278)
Increase in prepaid pension assets	(2,329)	(2,712)
Other, net	(9,602)	3,895

Net cash provided from operating activities	85,443	85,333

Cash flows from investing activities:
Capital expenditures	(19,634)	(19,278)
Investments in joint ventures and nonmarketable securities	(5,030)	(6,410)
Acquisition of assets (f)	(203)	(26,579)
Proceeds from hedging of anticipated acquisition purchase price	2,989	—
Proceeds from liquidation of investment	—	4,419

Net cash used in investing activities	(21,878)	(47,848)

Cash flows from financing activities:
Proceeds from borrowings	14,775	47,332
Proceeds from exercise of stock options	4,786	372
Repayments of long-term debt	(66,474)	(51,490)
Purchases of common stock	(827)	(13,474)
Dividends paid	(11,874)	(11,664)
Dividends paid to minority interest	(1,669)	(1,501)

Net cash used in financing activities	(61,283)	(30,425)

Net effect of foreign exchange on cash	1,198	6,248

Increase in cash and cash equivalents	3,480	13,308

Cash and cash equivalents at end of period	$38,653	$61,092

Supplemental noncash disclosures due to change in accounting principle (e):
Increase in property, plant and equipment	—	$(6,520)
Increase in accumulated depreciation	—	3,083
Increase in other noncurrent liabilities	—	6,922
Decrease in deferred tax liabilities	—	(1,265)

Total	—	$2,220

See accompanying notes to the consolidated financial statements following the balance sheets.

Albemarle Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands of dollars) (Unaudited)

	June 30, 2004	December 31, 2003
ASSETS
Cash and cash equivalents	$38,653	$35,173
Other current assets	444,005	446,196

Total current assets	482,658	481,369

Property, plant and equipment	1,617,082	1,605,048
Less accumulated depreciation and amortization	1,107,215	1,078,043

Net property, plant and equipment	509,867	527,005

Other assets and intangibles	388,556	378,917

	$1,381,081	$1,387,291

LIABILITIES & SHAREHOLDERS’ EQUITY
Current liabilities	$237,250	$210,071
Long-term debt	176,486	228,389
Other noncurrent liabilities	178,039	168,945
Deferred income taxes	134,330	143,665
Shareholders’ equity	654,976	636,221

	$1,381,081	$1,387,291

Notes (in thousands except per-share amounts):

(a)	Includes foreign exchange transaction (losses) gains of ($25) and $367 and $748 and $809, respectively for the three- and six-month periods ended June 30, 2004, and 2003, respectively.

(b)	Special items for the three- and six-months ended June 30, 2004, include a second-quarter 2004 additional charge totaling $550 ($350 after income taxes or 1 cent per diluted share) related to the cleanup of the Pasadena plant zeolite facility and a first-quarter 2004 charge totaling $4,507 ($2,871 after income taxes or seven cents per diluted share) for layoffs at the zeolite facility and their related SFAS 88 curtailment charge.

(c)	Other income (expense), net for the second-quarter 2004 period includes $2,864 of realized foreign exchange hedging gains ($1,824 after income taxes, or four cents per diluted share) which relate to the Company’s hedging of Euros for its planned acquisition of Akzo Nobel’s refinery catalyst business.

(d)	During the quarter ended June 30, 2003, after the Company received notification of the finalization of the Internal Revenue Service’s examination of the Company’s Federal income tax returns for the years ended December 31, 1998 and 1999, the Company released tax reserves to earnings of $6,600 or 16 cents per diluted share. Six-months results also reflect the effects of recording a March 2003 income tax refund receivable of $11,083. The refund related to the Internal Revenue Service’s examination of the Company’s 1996 and 1997 tax returns. The net effect of the refund on the Condensed Consolidated Statement of Income for the quarter ended March 31, 2003, amounted to $7,092 or 17 cents per diluted share, including interest $4,113 ( $2,620 after income taxes) and a refund of $6,970, offset by the reversal of a deferred tax asset previously recognized, totaling $2,498.

(e)	On January 1, 2003, the Company implemented SFAS No. 143, “Accounting for Asset Retirement Obligations,” which addressed financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The cumulative effect of the change in accounting principle resulting from the implementation of the standard was $2,220 net of taxes of $1,265 or five cents per diluted share.

(f)	On January 21, 2003, Albemarle acquired Ethyl’s fuel and lubricant antioxidants working capital, patents and other intellectual property for approximately $27,000 in cash including $1,500 in additional consideration. On July 23, 2003, the Company acquired the phosphorus-based polyurethane flame retardants businesses of Rhodia. On December 2, 2003, the Company acquired Atofina’s bromine fine chemicals business. The final purchase price allocation was completed in the second quarter of 2004 and resulted in a decrease in the purchase price of $1,034. Effective January 1, 2004, Albemarle announced the formation of Albemarle Korea Corporation and the acquisition of the business and intangible assets of Taerim International Corporation for $1,237 in cash and the assumption of long-term payables amounting to $2,400 on a discounted basis.